Exhibit 99.1

Ann T. Scott 303-460-3537, ascott@ball.com Bradford Walton , bradford.walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Bradford Walton (415) 254-7168, bradford.walton@ball.com

Ball Announces Agreement to Sell Aerospace Business for $5.6 Billion

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Price represents 19.6x Ball Aerospace’s LTM comparable EBITDA (as of June 30, 2023)
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Net proceeds accelerate deleveraging, share repurchases and drive significant EVA® accretion
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Creates a focused, high-margin global aluminum packaging leader
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Enables acceleration of low-carbon, best-value aluminum packaging initiatives to enhance organic growth across global packaging operations
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BAE Systems well-positioned to invest in Ball Aerospace in excess of our existing plan

WESTMINSTER, Colo., August 17, 2023 — Ball Corporation (NYSE: BALL) the world’s leading producer of circular aluminum packaging for global beverage and household brands, today announced that it has reached an agreement to sell its aerospace business to BAE Systems (LSE: BA.) for gross proceeds of $5.6 billion in cash, which represents 19.6x Ball Aerospace’s LTM comparable EBITDA (as of June 30, 2023). The transaction, which is subject to regulatory approvals and customary closing conditions and adjustments, is projected to close in the first half of 2024.

Following the successful close of the transaction announced today, the combination of roughly half of the after-tax proceeds of approximately $4.5 billion and robust free cash flow generated from the company’s packaging operations will be used to reduce net debt to pro forma expected 2023 comparable EBITDA to approximately 3.0x, the low-end of the company’s long-term leverage range. As a result, the company will be well-positioned to accelerate capital return to shareholders via share repurchases and dividends over a lower average invested capital base.

“Since 1956, generations of dedicated Ball Aerospace colleagues have transformed a business of humble beginnings into a thriving enterprise offering innovative capabilities in a world that needs rapid, scalable technology solutions. In recent years, the business has positioned itself to have an even greater contribution to customers’ missions and delivered fourfold growth and record levels of combined contracted and won-not-booked backlog. The complementary cultural fit of Ball Aerospace and BAE Systems and their combined position as a pure play aerospace and technologies company will leverage Ball’s recent investments in talent and facilities located across the country and centered in Boulder, Broomfield and Westminster, Colorado, to provide a multi-dimensional platform for vital national defense, intelligence, and science hardware, software, and space-based assets. We thank the entire Ball Aerospace team for their hard work and celebrate their commitment to continue to deliver on critical missions. BAE Systems is well-positioned to invest in Ball Aerospace to elevate the combined business to new heights, generate significant value to critical mission partners, offer customers more affordable solutions and enable a safer world for all stakeholders benefitting from today’s agreement,” said Daniel W. Fisher, chairman and chief executive officer.

Exhibit 99.1

Ball Corporation will utilize its share repurchase authorization programs and quarterly dividends to accelerate the return of value to shareholders. The precise timing and amount of repurchases and the opportunity to increase the dividend payout will be determined based on market conditions, timing of receipt of proceeds and other factors.

“Following the successful closing of today’s transaction, Ball Corporation’s improved balance sheet strength and flexibility, highly cash generative packaging businesses and our team’s cost-efficient ownership mindset provide an excellent equation for increasing the return of value to shareholders, maximizing value from our existing operations, and investing in our future growth through the lens of EVA. Executing our strategy of enabling the greater use of circular aluminum packaging on a global scale continues. Our acceleration of low-carbon, best-value aluminum packaging initiatives in the years to come will stimulate organic growth across our global packaging operations and improve the world for future generations. Our innovative portfolio of aluminum cans, bottles and cups for single-serve, refill, reuse and recloseable applications has untapped potential, and we look forward to unlocking that value and delivering sustainable compounding shareholder growth now and beyond,” said Fisher.

Ball Corporation will host a webcast today, Thursday, August 17, 2023, at 9 a.m. Mountain time (11 a.m. Eastern) to discuss the transaction announcement. Please use the following URL https://edge.media-server.com/mmc/p/tayag4wm for the webcast. For those unable to listen via webcast please use the following dial-in numbers to listen to the live call: 800-954-0643 (toll-free) or +1 212-231-2934 (international callers). A webcast replay and a written transcript of the event will be posted within 48 hours of the event’s conclusion to Ball Corporation’s website at www.ball.com/investors, under “news and presentations.”

Morgan Stanley & Co. LLC is serving as Ball Corporation’s financial advisor. Skadden, Arps, Slate, Meagher and Flom LLP and Axinn Veltrop and Harkrider LLP are serving as Ball Corporation’s legal and regulatory advisors for the proposed transaction.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 21,000 people worldwide and reported 2022 net sales of $15.35 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Forward-Looking Statements

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “believes,” and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Additional factors

Exhibit 99.1

that might affect: a) Ball’s packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball’s supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; b) Ball’s aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; failure to obtain, or delays in obtaining, required regulatory approvals or clearances for the proposed transaction; any failure by the parties to satisfy any of the other conditions to the proposed transaction; the possibility that the proposed transaction is ultimately not consummated; potential adverse effects of the announcement or results of the proposed transaction on the ability to develop and maintain relationships with personnel and customers, suppliers and others with whom it does business or otherwise on the business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from ongoing business operations due to the proposed transaction; the impact of the proposed transaction on the ability to retain and hire key personnel; and c) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally; and potential adverse effects of the announcement or results of the proposed transaction on the market price of Ball Corporation’s common stock.

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